EXHIBIT 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: (212) 906-1200 Fax: (212) 751-4864 www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
	Chicago	Orange County
	Frankfurt	Paris
August 16, 2005	Hamburg	San Diego
	Hong Kong	San Francisco
	London	Shanghai
	Los Angeles	Silicon Valley
Allied Waste North America, Inc.	Milan	Singapore
15880 N. Greenway-Hayden Loop	Moscow	Tokyo
Suite 100	New Jersey	Washington, D.C.
Scottsdale, Arizona 85260
File No. 024896-0035

          Re: Registration Statement on Form S-4 (Reg. No. 333-126239).

Ladies and Gentlemen:

     In connection with the registration of $600,000,000 in aggregate principal amount of 7 1/4% Senior Notes due 2015 (the “Exchange Notes”) by Allied Waste North America, Inc., a Delaware corporation (the “Company”), and the guarantees of the Exchange Notes (the “Guarantees”) by Allied Waste Industries, Inc., a Delaware corporation (“Allied”), and each of the entities listed on Schedule A hereto (each, including Allied, a “Guarantor” and, collectively, the “Guarantors”), under the Securities Act of 1933, as amended (the “Act”), on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2005 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

     The Exchange Notes and the related Guarantees will be issued pursuant to a supplemental indenture (the “Sixteenth Supplemental Indenture”), dated March 9, 2005, to an indenture (the “Base Indenture”, dated December 23, 1998, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), together with the Sixteenth Supplemental Indenture, the “Indenture”). The Exchange Notes and the Guarantees will be issued in exchange for the Company’s outstanding 7 1/4% Senior Notes due 2015 (the “Outstanding Notes”) on the terms set forth in the prospectus contained in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Indenture, the Exchange Notes and the Guarantees are sometimes referred to herein collectively as the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Exchange Notes and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

August 16, 2005

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

     1. The Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. The Guarantees of each of Allied, Allied Waste Systems, Inc., Allied Waste Transportation, Inc. and Browning-Ferris Industries, Inc. (together, the “Identified Guarantors”) has been duly authorized by all necessary corporate action of each respective Identified Guarantor, and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Exchange Notes against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, each of the Guarantees will be the legally valid and binding obligation of the respective Guarantor, enforceable against such Guarantor in accordance with its terms.

          The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Exchange Notes and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Base Indenture.

          We have not been requested to express, and with your knowledge and consent, do not render, any opinion as to the applicability to the obligations of the Company under the Indenture and the Exchange Notes or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

August 16, 2005

          To the extent that the obligations of the Company and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee and each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee and each Guarantor is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and each of the Guarantors, other than the Identified Guarantors, and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee and each of the Guarantors, other than the Identified Guarantors, has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus contained therein.

Very truly yours,

/s/ Latham & Watkins LLP

August 16, 2005

SCHEDULE A

Guarantors

CORPORATIONS

Name of Company	State of Incorporation
AAWI, Inc.	Texas
Action Disposal, Inc.	Texas
Ada County Development Company, Inc.	Idaho
Adrian Landfill, Inc.	Michigan
ADS, Inc.	Oklahoma
ADS of Illinois, Inc.	Illinois
Agri-tech, Inc. of Oregon	Oregon
Alabama Recycling Services, Inc.	Alabama
Albany-Lebanon Sanitation, Inc.	Oregon
Allied Acquisition Pennsylvania, Inc.	Pennsylvania
Allied Acquisition Two, Inc.	Massachusetts
Allied Enviro Engineering, Inc.	Texas
Allied Enviroengineering, Inc.	Delaware
Allied Green Power, Inc.	Delaware
Allied Nova Scotia, Inc.	Delaware
Allied Waste Alabama, Inc.	Delaware
Allied Waste Company, Inc.	Delaware
Allied Waste Hauling of Georgia, Inc.	Georgia
Allied Waste Holdings (Canada) Ltd.	Delaware
Allied Waste Industries, Inc. *	Delaware
Allied Waste Industries (Arizona), Inc.	Arizona
Allied Waste Industries (New Mexico), Inc.	New Mexico
Allied Waste Industries (Southwest), Inc.	Arizona
Allied Waste Industries of Georgia, Inc.	Georgia
Allied Waste Industries of Illinois, Inc.	Illinois
Allied Waste Industries of Northwest Indiana, Inc.	Indiana
Allied Waste Industries of Tennessee, Inc.	Tennessee
Allied Waste Landfill Holdings, Inc.	Delaware
Allied Waste North America, Inc.	Delaware
Allied Waste of California, Inc.	California
Allied Waste of Long Island, Inc.	New York
Allied Waste of New Jersey, Inc.	New Jersey
Allied Waste Rural Sanitation, Inc.	Delaware
Allied Waste Services of Stillwater, Inc.	Oklahoma
Allied Waste Systems Holdings, Inc.	Delaware
Allied Waste Systems, Inc. *	Delaware
Allied Waste Transfer Services of Utah, Inc.	Utah
Allied Waste Transportation, Inc. *	Delaware

August 16, 2005

Name of Company	State of Incorporation
American Disposal Services, Inc.	Delaware
American Disposal Services of Illinois, Inc.	Delaware
American Disposal Services of Kansas, Inc.	Kansas
American Disposal Services of Missouri, Inc.	Oklahoma
American Disposal Services of New Jersey, Inc.	Delaware
American Disposal Services of West Virginia, Inc.	Delaware
American Disposal Transfer Services of Illinois, Inc.	Delaware
American Materials Recycling Corp.	New Jersey
American Sanitation, Inc.	Idaho
American Transfer Company, Inc.	New York
Apache Junction Landfill Corporation	Arizona
Area Disposal Inc.	Illinois
Atlantic Waste Holding Company, Inc.	Massachusetts
Attwoods of North America, Inc.	Delaware
Automated Modular Systems, Inc.	New Jersey
Autoshred, Inc.	Missouri
AWIN Leasing Company, Inc.	Delaware
AWIN Management, Inc.	Delaware
BBCO, Inc.	Delaware
Belleville Landfill, Inc.	Missouri
BFI Atlantic, Inc.	Delaware
BFI Energy Systems of Albany, Inc.	Delaware
BFI Energy Systems of Delaware County, Inc.	Delaware
BFI Energy Systems of Essex County, Inc.	New Jersey
BFI Energy Systems of Hempstead, Inc.	Delaware
BFI Energy Systems of Niagara, Inc.	Delaware
BFI Energy Systems of Niagara II, Inc.	Delaware
BFI Energy Systems of SEMASS, Inc.	Delaware
BFI Energy Systems of Southeastern Connecticut, Inc.	Delaware
BFI International, Inc.	Delaware
BFI Ref-Fuel, Inc.	Delaware
BFI Trans River (GP), Inc.	Delaware
BFI Transfer Systems of New Jersey, Inc.	New Jersey
BFI Waste Systems of New Jersey, Inc.	New Jersey
BFI Waste Systems of North America, Inc.	Delaware
Bio-Med of Oregon, Inc.	Oregon
Bond County Landfill, Inc.	Delaware
Borrego Landfill, Inc.	California
Brickyard Disposal & Recycling, Inc.	Illinois
Browning-Ferris Financial Services, Inc.	Delaware
Browning-Ferris, Inc.	Maryland
Browning-Ferris Industries Chemical Services, Inc.	Nevada
Browning-Ferris Industries, Inc.	Massachusetts
Browning-Ferris Industries of California, Inc.	California

August 16, 2005

Name of Company	State of Incorporation
Browning-Ferris Industries of Florida, Inc.	Delaware
Browning-Ferris Industries of Illinois, Inc.	Delaware
Browning-Ferris Industries of New Jersey, Inc.	New Jersey
Browning-Ferris Industries of New York, Inc.	New York
Browning-Ferris Industries of Ohio, Inc.	Delaware
Browning-Ferris Industries of Tennessee, Inc.	Tennessee
Browning-Ferris Services, Inc.	Delaware
Bunting Trash Service, Inc.	Colorado
Capitol Recycling and Disposal, Inc.	Oregon
CC Landfill, Inc.	Delaware
CECOS International, Inc.	New York
Celina Landfill, Inc.	Ohio
Central Sanitary Landfill, Inc.	Michigan
Chambers Development of North Carolina, Inc.	North Carolina
Charter Evaporation Resource Recovery Systems	California
Cherokee Run Landfill, Inc.	Ohio
Citizens Disposal, Inc.	Michigan
City-Star Services, Inc.	Michigan
Clarkston Disposal, Inc.	Michigan
Cocopah Landfill, Inc.	Delaware
Containerized, Inc. of Texas	Texas
Copper Mountain Landfill, Inc.	Delaware
Corvallis Disposal Co.	Oregon
County Disposal, Inc.	Delaware
County Disposal (Ohio), Inc.	Delaware
County Landfill, Inc.	Delaware
Dallas Disposal Co.	Oregon
Delta Container Corporation	California
Delta Dade Recycling Corp.	Florida
Delta Paper Stock Co.	California
Delta Resources Corp.	Florida
Delta Site Development Corp.	Florida
Delta Waste Corp.	Florida
Dempsey Waste Systems II, Inc.	Ohio
Denver RL North, Inc.	Colorado
Dinverno, Inc.	Michigan
DTC Management, Inc.	Indiana
Eagle Industries Leasing, Inc.	Michigan
ECDC Environmental of Humbolt County, Inc.	Delaware
ECDC Holdings, Inc.	Delaware
Elder Creek Transfer & Recovery, Inc.	California
Environmental Development Corp.	Delaware
Environmental Reclamation Company	Illinois
Environtech, Inc.	Delaware

August 16, 2005

Name of Company	State of Incorporation
EOS Environmental, Inc.	Texas
Evergreen Scavenger Service, Inc.	Delaware
F.P. McNamara Rubbish Removal, Inc.	Massachusetts
Forward, Inc.	California
Fred Barbara Trucking Co., Inc.	Illinois
G. Van Dyken Disposal Inc.	Michigan
GEK, Inc.	Alabama
General Refuse Rolloff Corp.	Delaware
Georgia Recycling Services, Inc.	Delaware
Golden Waste Disposal, Inc.	Georgia
Grants Pass Sanitation, Inc.	Oregon
Great Lakes Disposal Services, Inc.	Delaware
Gulfcoast Waste Service, Inc.	Florida
Harland’s Sanitary Landfill, Inc.	Michigan
Illinois Landfill, Inc.	Illinois
Illinois Recycling Services, Inc.	Illinois
Illinois Valley Recycling, Inc.	Illinois
Imperial Landfill, Inc.	California
Independent Trucking Company	California
Ingrum Waste Disposal, Inc.	Illinois
International Disposal Corp. of California	California
Island Waste Services Ltd.	New York
Jetter Disposal, Inc.	Iowa
Kankakee Quarry, Inc.	Illinois
Keller Canyon Landfill Company	California
Keller Drop Box, Inc.	Oregon
La Cañada Disposal Company, Inc.	California
Lake Norman Landfill, Inc.	North Carolina
LandComp Corporation	Illinois
Lathrop Sunrise Sanitation Corporation	California
Lee County Landfill, Inc.	Illinois
Liberty Waste Holdings, Inc.	Delaware
Loop Recycling, Inc.	Illinois
Loop Transfer, Incorporated	Illinois
Louis Pinto & Son, Inc., Sanitation Contractors	New Jersey
Lucas County Land Development, Inc.	Delaware
Mamaroneck Truck Repair, Inc.	New York
Manumit of Florida, Inc.	Florida
McInnis Waste Systems, Inc.	Oregon
Mesa Disposal, Inc.	Arizona
Midway Development Company, Inc.	Arizona
Mississippi Waste Paper Company	Mississippi
Mountain Home Disposal, Inc.	Delaware
NationsWaste Catawba Regional Landfill, Inc.	South Carolina

August 16, 2005

Name of Company	State of Incorporation
NationsWaste, Inc.	Delaware
Ncorp, Inc.	Delaware
New Morgan Landfill Company, Inc.	Pennsylvania
Newco Waste Systems of New Jersey, Inc.	New Jersey
Noble Road Landfill, Inc.	Ohio
Northlake Transfer, Inc.	Illinois
Oakland Heights Development, Inc.	Michigan
Oscar’s Collection System of Fremont, Inc.	Nebraska
Otay Landfill, Inc.	California
Ottawa County Landfill, Inc.	Delaware
Palomar Transfer Station, Inc.	California
Peltier Real Estate Company	Oregon
Pinal County Landfill Corp.	Arizona
Pittsburg County Landfill, Inc.	Oklahoma
Portable Storage, Inc.	Oregon
Preble County Landfill, Inc.	Ohio
Price & Sons Recycling Company	Georgia
PSI Waste Systems, Inc.	Idaho
Rabanco, Ltd.	Washington
Rabanco Recycling, Inc.	Washington
Ramona Landfill, Inc.	California
RCS, Inc.	Illinois
R.C. Miller Enterprises, Inc.	Ohio
R.C. Miller Refuse Service, Inc.	Ohio
Resource Recovery, Inc.	Kansas
Risk Services, Inc.	Delaware
Rock Road Industries, Inc.	Missouri
Ross Bros. Waste & Recycling Co.	Ohio
Rossman Sanitary Service, Inc.	Oregon
Royal Holdings, Inc.	Michigan
Roxana Landfill, Inc.	Illinois
S&S Recycling, Inc.	Georgia
Saline County Landfill, Inc.	Illinois
San Marcos NCRRF, Inc.	California
Sangamon Valley Landfill, Inc.	Delaware
Sanitary Disposal Service, Inc.	Michigan
Sauk Trail Development, Inc.	Michigan
Shred-All Recycling Systems, Inc.	Illinois
Source Recycling, Inc.	Oregon
Southwest Regional Landfill, Inc.	Missouri
Southwest Waste Inc.	Missouri
Standard Disposal Services, Inc.	Michigan
Standard Environmental Services, Inc.	Michigan
Standard Waste, Inc.	Delaware

August 16, 2005

Name of Company	State of Incorporation
Streator Area Landfill, Inc.	Illinois
Suburban Carting Corp.	New York
Suburban Transfer, Inc.	Illinois
Suburban Warehouse, Inc.	Illinois
Summit Waste Systems, Inc.	Arizona
Sunrise Sanitation Service, Inc.	California
Sunset Disposal, Inc.	Kansas
Sunset Disposal Service Inc.	California
Super Services Waste Management, Inc.	Arizona
Sycamore Landfill, Inc.	California
Tate’s Transfer Systems, Inc.	Missouri
Taylor Ridge Landfill, Inc.	Delaware
Tennessee Union County Landfill, Inc.	Delaware
The Ecology Group, Inc.	Ohio
Thomas Disposal Service, Inc.	Missouri
Tom Luciano’s Disposal Service, Inc.	New Jersey
Total Solid Waste Recyclers, Inc.	New Jersey
Tricil (N.Y.), Inc.	New York
Tri-State Recycling Services, Inc.	Illinois
Tri-State Refuse Corporation	Arizona
Trottown Transfer, Inc.	New York
United Disposal Service, Inc.	Oregon
Upper Rock Island County Landfill, Inc.	Illinois
Valley Landfills, Inc.	Oregon
VHG, Inc.	Minnesota
Vining Disposal Service, Inc.	Massachusetts
Warner Hill Development Company	Delaware
Wasatch Regional Landfill, Inc.	Utah
Waste Control Systems, Inc.	Oregon
Wastehaul, Inc.	Indiana
Waste Services of New York, Inc.	New York
Wayne County Landfill IL, Inc.	Delaware
WDTR, Inc.	Oregon
WJR Environmental, Inc.	Washington
Willamette Resources, Inc.	Oregon
Williams County Landfill, Inc.	Ohio
Woodlake Sanitary Service, Inc.	Minnesota

August 16, 2005

LIMITED LIABILITY COMPANIES

Name of Company	State of Formation
Allied Gas Recovery Systems, L.L.C.	Delaware
Allied Services, LLC	Delaware
Allied Transfer Systems of New Jersey, LLC	New Jersey
Allied Waste of New Jersey-New York, LLC	Delaware
Allied Waste Sycamore Landfill, LLC	Delaware
Allied Waste Systems of New Jersey, LLC	New Jersey
Allied Waste Systems of North America, LLC	Delaware
Allied Waste Transfer Services of Iowa, LLC	Iowa
Allied Waste Transfer Services of Florida, LLC	Florida
Allied Waste Transfer Services of New York, LLC	New York
Allied Waste Transfer Services of North Carolina, LLC	North Carolina
Anderson Regional Landfill, LLC	Delaware
Anson County Landfill NC, LLC	Delaware
Autauga County Landfill, LLC	Alabama
AWIN Leasing II, LLC	Ohio
BFI Transfer Systems of Alabama, LLC	Delaware
BFI Transfer Systems of DC, LLC	Delaware
BFI Transfer Systems of Georgia, LLC	Delaware
BFI Transfer Systems of Maryland, LLC	Delaware
BFI Transfer Systems of Massachusetts, LLC	Massachusetts
BFI Transfer Systems of Mississippi, LLC	Delaware
BFI Transfer Systems of Pennsylvania, LLC	Pennsylvania
BFI Transfer Systems of Virginia, LLC	Delaware
BFI Waste Services, LLC	Delaware
BFI Waste Services of Massachusetts, LLC	Massachusetts
BFI Waste Services of Pennsylvania, LLC	Pennsylvania
BFI Waste Services of Tennessee, LLC	Delaware
BFI Waste Systems of Alabama, LLC	Delaware
BFI Waste Systems of Arkansas, LLC	Delaware
BFI Waste Systems of Georgia, LLC	Delaware
BFI Waste Systems of Kentucky, LLC	Delaware
BFI Waste Systems of Louisiana, LLC	Delaware
BFI Waste Systems of Massachusetts, LLC	Massachusetts
BFI Waste Systems of Mississippi, LLC	Delaware
BFI Waste Systems of Missouri, LLC	Delaware
BFI Waste Systems of North Carolina, LLC	Delaware
BFI Waste Systems of Oklahoma, LLC	Oklahoma
BFI Waste Systems of Pennsylvania, LLC	Pennsylvania
BFI Waste Systems of South Carolina, LLC	Delaware
BFI Waste Systems of Tennessee, LLC	Delaware
BFI Waste Systems of Virginia, LLC	Delaware
Bridgeton Landfill, LLC	Delaware
Bridgeton Transfer Station, LLC	Delaware
Browning-Ferris Industries, LLC*	Delaware

August 16, 2005

Name of Company	State of Formation
Brundidge Landfill, LLC	Delaware
Brunswick Waste Management Facility, LLC	Delaware
Butler County Landfill, LLC	Delaware
Carbon Limestone Landfill, LLC	Ohio
C & C Expanded Sanitary Landfill, LLC	Michigan
Charlotte County Development Company, LLC	Virginia
Chilton Landfill, LLC	Delaware
County Environmental Landfill, LLC	Ohio
County Land Development Sanitary Landfill, LLC	Ohio
Courtney Ridge Landfill, LLC	Delaware
D & L Disposal L.L.C.	Delaware
E Leasing Company, LLC	Delaware
ECDC Environmental, L.C.	Utah
Ellis Scott Landfill MO, LLC	Delaware
Envotech-Illinois, L.L.C.	Delaware
Evergreen Scavenger Service, L.L.C.	Delaware
Flint Hill Road, LLC	South Carolina
Forest View Landfill, LLC	Delaware
Frontier Waste Services (Colorado), LLC	Colorado
Frontier Waste Services (Utah), LLC	Utah
Frontier Waste Services of Louisiana L.L.C	Louisiana
Gateway Landfill, LLC	Georgia
General Refuse Service of Ohio, LLC	Ohio
Great Plains Landfill OK, LLC	Delaware
Greenridge Reclamation, LLC	Pennsylvania
Greenridge Waste Services, LLC	Pennsylvania
H Leasing Company, LLC	Delaware
Harrison County Landfill, LLC	Mississippi
Jackson County Landfill, LLC	Mississippi
Jefferson City Landfill, LLC	Delaware
Lee County Landfill SC, LLC	Delaware
Lemons Landfill, LLC	Delaware
Liberty Waste Services Limited, L.L.C.	Delaware
Liberty Waste Services of Illinois, L.L.C.	Illinois
Liberty Waste Services of McCook, L.L.C.	Delaware
Little Creek Landing, LLC	Delaware
Local Sanitation of Rowan County, L.L.C.	Delaware
Lorain County Landfill, LLC	Ohio
Lucas County Landfill, LLC	Ohio
Menands Environmental Solutions, LLC	New York
Metro Enviro Transfer, LLC	Delaware
Missouri City Landfill, LLC	Missouri
New York Waste Services, LLC	Delaware
N Leasing Company, LLC	Delaware

August 16, 2005

Name of Company	State of Formation
Northeast Landfill, LLC	Delaware
Oklahoma City Landfill, L.L.C.	Oklahoma
Packerton Land Company, L.L.C.	Delaware
Pinecrest Landfill OK, LLC	Delaware
Polk County Landfill, LLC	Delaware
Prince George’s County Landfill, LLC	Maryland
S Leasing Company, LLC	Delaware
San Diego Landfill Systems, LLC	California
Sand Valley Holdings, L.L.C.	Delaware
Show-Me Landfill, LLC	Delaware
Southeast Landfill, LLC	Delaware
St. Joseph Landfill, LLC	Missouri
Total Roll-Offs, L.L.C.	Texas
Wayne County Land Development, LLC	New York
Webster Parish Landfill, L.L.C.	Delaware
Willow Ridge Landfill, LLC	Delaware
Wilson County Development, LLC	Tennessee

August 16, 2005

PARTNERSHIPS

Name of Company	Sate of Formation
Abilene Landfill TX, LP	Delaware
Benton County Development Company	Indiana
BFI Elliott Landfill TX, LP	Delaware
BFI Energy Systems of Southeastern Connecticut, Limited Partnership	Delaware
BFI Transfer Systems of Texas, LP	Delaware
BFI Waste Services of Indiana, LP	Delaware
BFI Waste Services of Texas, LP	Delaware
BFI Waste Systems of Indiana, LP	Delaware
Blue Ridge Landfill General Partnership	Kentucky
Blue Ridge Landfill TX, LP	Texas
Brenham Total Roll-Offs, LP	Delaware
Camelot Landfill TX, LP	Delaware
Clinton County Landfill Partnership	Indiana
County Line Landfill Partnership	Indiana
Crow Landfill TX, L.P.	Delaware
Desarollo del Rancho La Gloria TX, LP	Texas
El Centro Landfill, LP	Texas
Ellis County Landfill TX, L.P.	Delaware
Fort Worth Landfill TX, LP	Delaware
Frontier Waste Services, L.P.	Texas
Galveston County Landfill TX, LP	Delaware
Golden Triangle Landfill TX, LP	Delaware
Green Valley Landfill General Partnership	Kentucky
Greenwood Landfill TX, LP	Delaware
Gulf West Landfill TX, LP	Delaware
Illiana Disposal Partnership	Indiana
Itasca Landfill TX, LP	Delaware
Kerrville Landfill TX, LP	Delaware
Key Waste Indiana Partnership	Indiana
Lake County C & D Development Partnership	Indiana
Lewisville Landfill TX, LP	Delaware
Mars Road TX, LP	Delaware
McCarty Road Landfill TX, LP	Delaware
Mesquite Landfill TX, LP	Delaware
Mexia Landfill TX, LP	Delaware
Moorhead Landfill General Partnership	Kentucky
Newton County Landfill Partnership	Indiana
Panama Road Landfill TX, L.P.	Delaware
Pinehill Farms Landfill TX, LP	Delaware
Pleasant Oaks Landfill TX, LP	Delaware

August 16, 2005

Name of Company	Sate of Formation
Rabanco Companies	Washington
Regional Disposal Company	Washington
Rio Grande Valley Landfill TX, LP	Delaware
Royal Oaks Landfill TX, LP	Delaware
South Central Texas Land Co. TX, LP	Texas
Southwest Landfill TX, LP	Delaware
Springfield Environmental General Partnership	Indiana
Tippecanoe County Waste Services Partnership	Indiana
Turkey Creek Landfill TX, LP	Delaware
Victoria Landfill TX, LP	Delaware
Warrick County Development Company	Indiana
Whispering Pines Landfill TX, LP	Delaware